UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 7, 2019
Date of Report (Date of earliest event reported)
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STORE Capital Corporation
(Exact name of registrant as specified in its charter)
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Maryland	001-36739	45-2280254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8377 East Hartford Drive, Suite 100 Scottsdale, AZ	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.           Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On January 7, 2019, Mr. Christopher K. Burbach, a member of the senior leadership team of STORE Capital Corporation, a Maryland corporation (the “Company”), informed the Company of his decision to resign from his position as Executive Vice President – Underwriting of the Company, effective February 28, 2019.

The Company issued a press release, dated January 9, 2019, regarding Mr. Burbach’s resignation, a copy of which is attached hereto as Exhibit 99.1.

(e)           Effective upon his resignation, Mr. Burbach will be engaged by the Company to perform certain transition and support services on a consulting basis. In connection with the performance of his consulting services, Mr. Burbach will receive a consulting fee of $12,500 per month for the period of March 1, 2019 through the earlier of (a) December 31, 2019 or (b) such date as the Company determines, by written notice to Mr. Burbach, that his services are no longer necessary.

In connection with the foregoing, Mr. Burbach and the Company entered into a Resignation and Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Resignation and Consulting Agreement, dated January 9, 2019, among STORE Capital Corporation, STORE Capital Advisors, LLC, and Christopher K. Burbach.
99.1	Press Release dated January 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: January 9, 2019
	By:	/s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel